Exhibit 31.2

CERTIFICATIONS

I, Michael G. Archbold, certify that:

1. I have reviewed this Form 10-Q of Vitamin Shoppe, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: November 12, 2009

By:	/s/ Michael G. Archbold
Michael G. Archbold
Chief Financial and Chief Operating Officer